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                                                                    EXHIBIT 23.2
Deloitte & Touche
[Logo]

                   Deloitte & Touche           Telephone : National 01719363000

                   Stonecutter Court           International + 44 171 936 3000

                   1 Stonecutter Street        Telex: BB4739 TRLNDN G

                   London EC4A 4TR             FAX (Gp. 3): 0171 538 1198
                                               LDE: DX 599


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements 2-78989, 33-22595, 33-36116, 33-47536 and 333- 02051 of Crawford and Company on
Form S-8 of our report dated December 1, 1994, appearing in this Annual Report on Form 10-K of Crawford and Company for the year ended December 31, 1996.



/s/ Deloitte & Touche

DELOITTE & TOUCHE

March 24, 1997





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Deloitte Touche
Tohmatsu
International
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